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                                                                    EXHIBIT 99.1

CONTACT:  Larry Madden                                 Lisa Mueller
          Chief Financial Officer                      Investor Relations
          Equity Marketing, Inc.                       Financial Relations Board
          (323) 932-4315                               (310) 442-0599

FOR IMMEDIATE RELEASE

                 EQUITY MARKETING REPORTS FIRST QUARTER RESULTS
       COMPANY RECORDS SECOND HIGHEST FIRST QUARTER REVENUE IN ITS HISTORY

LOS ANGELES, APRIL 25, 2001 - Equity Marketing, Inc. (Nasdaq: EMAK) today announced its financial results for the first quarter ended March 31, 2001.

                  "We are pleased that in a difficult economic environment, we achieved the second highest first quarter sales number in the history of the company," said Equity Marketing Chairman and Chief Executive Officer Don Kurz.

FIRST QUARTER HIGHLIGHTS

o Revenues were $28.0 million, compared with $43.5 million in the same period in 2000. Revenues in the first quarter of 2000 were positively impacted by an extraordinary promotion during this time period.

o Promotions revenue for the quarter represented 83% of total revenue, while consumer products revenue represented 17% of total revenue.

o Net income was $0.9 million, compared with $1.5 million (excluding charges) in the same period in 2000.

o Diluted earnings per share were $0.09, compared with $0.23 (excluding charges) in the same period in 2000. Earnings per share comparisons are affected by a private equity transaction completed in the second quarter of 2000; without this investment, earnings per share for the first quarter of 2001 would have been $0.12.

o Gross margin increased to 29.2% in the first quarter of 2001 from 23.6% in the prior year.

o SG&A expenses decreased to $3.7 million from $4.3 million (excluding charges) in the prior year quarter as the company continued to aggressively manage its costs.

                  "The unusual promotion activity that boosted our first quarter 2000 revenues makes year-over-year comparisons for our overall results difficult and belies the significant progress we have made in key areas," said Mr. Kurz. "Most notably, revenue from our consumer products division increased 49% in the first quarter as compared to last year. And while, as expected, our core promotions revenue was down for the quarter, customer indications suggest a strong year in our non-Burger King promotions business for 2001."

                  Growth in the consumer products division was primarily attributable to a 29% increase in sales of Scooby-Doo products and a 104% increase in sales of Tub Tints products.

                  "Scooby-Doo sales have picked up momentum as we have broadened the product line and increased its distribution. Tub Tints is benefiting from strong sell-through and increased distribution outlets, and is now an everyday item sold by major retailers such as Wal-Mart, Target and Toys R Us," said Mr. Kurz.

                  STOCK REPURCHASE AND SHARE COUNT UPDATE

                  On July 20, 2000, the company announced that its board of directors authorized the expenditure of up to $10 million over 12 months to repurchase shares of the company's common stock. As of March 31,

2001, the company had spent approximately $5.2 million to purchase 414,729 shares at an average price of $12.59 per share.

                  "With our strong cash position, we have ample resources to continue the stock repurchase program, as market conditions warrant, while pursuing M&A opportunities and other strategic growth initiatives," said Mr. Kurz.

                  For purposes of computing earnings per share, the number of diluted weighted average shares outstanding was 6.3 million for the first quarter of 2001. In accordance with accounting principles generally accepted in the United States, based on the level of net income for the first quarter of 2001, the calculation of diluted earnings per share excludes the impact of the assumed conversion of preferred stock. For the full year 2001, the company expects its weighted shares outstanding to be approximately 8.2 million.

                  OUTLOOK

                  For the second quarter of 2001, the company currently expects revenues to range from $27 million to $30 million and fully diluted earnings per share to be between $0.08 and $0.12. Based on customer indications and business trends, the company expects to see significant improvement in both sales and earnings beginning in the third quarter of 2001.

                  The company also reiterated its previous guidance for the full years 2001 and 2002. In 2001, the company expects revenues to be between $185 million and $215 million, and fully diluted earnings per share to range from $1.05 to $1.40. Revenues in 2002 are expected to range from $250 million to $300 million, and fully diluted earnings per share are expected to be between $1.70 and $2.00.

                  "Although the temporary downturn in our sales to Burger King announced earlier this month will impact our 2001 results - with the most significant impact occurring in the second quarter -- I am pleased to report that all other aspects of our business are proceeding in accordance with or surpassing our expectations," said Mr. Kurz. "Throughout the remainder of the year, we expect to achieve strong quarter-over-quarter growth in all of these non-Burger King related areas."

                  "We anticipate that our consumer products business will continue to perform well as we add distribution outlets and capitalize on the incremental domestic and international revenue opportunities presented by the release of a Scooby-Doo feature film by Warner Bros. in 2002. In addition, based on indications from both new and existing clients, we anticipate that our non-Burger King promotions business will achieve strong growth in all the remaining quarters of 2001 as well.

                  "Our client roster is the strongest in the company's history, as our new business development efforts have produced five client wins so far this year. We continue to maintain an exceptional retention rate with our existing clients, as we have been doing business with most of our major clients for over five years.

                  "Finally, our solid balance sheet, with a current ratio of 4.1, working capital of $51.6 million, $41.7 million in cash and no debt, combined with our recently announced credit facility with Bank of America, provides the company with ample resources to execute our strategic growth initiatives and mergers and acquisitions activity. Our resources will be further strengthened by the strong cash flow we anticipate generating in both 2001 and 2002.

                  "With so many elements of our business trending positively, we believe that we are well-positioned to produce a strong second half in 2001 and significantly build on that momentum in 2002 when we anticipate that all elements of our business will perform at strong levels. Our primary focus at Equity Marketing is creating value for our shareholders, and with a seven-year average return on equity of approximately 28%, we have consistently delivered in this regard. We are extremely proud of this track record and we fully anticipate producing strong returns going forward."

                  The company will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter 2001 financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at WWW.EQUITY-MARKETING.COM. To listen to the live call, visit the Web site at least 15 minutes prior to download any necessary software.

                  Equity Marketing, Inc., a leading marketing services company based in Los Angeles, designs and produces custom promotional programs that build sales and brand value for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, CVS/pharmacy and others. The company complements its core promotions business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the company's web site at WWW.EQUITY-MARKETING.COM.

                  CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL POSITION IN 2001 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; THE NEGATIVE RESULTS OF LITIGATION, GOVERNMENTAL PROCEEDINGS OR ENVIRONMENTAL MATTERS; AND THE POTENTIAL NEGATIVE IMPACT OF PAST OR FUTURE ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.

                             FINANCIAL TABLES FOLLOW


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EQUITY MARKETING, INC.

Condensed Consolidated Statements of Income
(In thousands, except share and per share data)


                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31
                                                                                          (UNAUDITED)
                                                                                --------------------------------
                                                                                     2001              2000
                                                                                --------------    --------------
Revenues.....................................................................   $       28,027    $       43,477
Cost of sales................................................................           19,837            33,203
                                                                                --------------    --------------
    Gross profit.............................................................            8,190            10,274
Operating expenses:
  Salaries, wages and benefits...............................................            3,729             3,401
  Selling, general and administrative........................................            3,715             4,337
  AmeriServe bankruptcy bad debt expense.....................................             --                 482
                                                                                --------------    --------------
    Total operating expenses.................................................            7,444             8,220
    Income from operations...................................................              746             2,054
Other income, net ...........................................................              779                85
                                                                                --------------    --------------
    Income before provision for income taxes.................................            1,525             2,139
Provision for income taxes...................................................              610               845
                                                                                --------------    --------------
    Net income...............................................................   $          915    $        1,294
                                                                                ==============    ==============

Preferred stock dividends....................................................              375                 6
                                                                                --------------    --------------
    Net income available to common stockholders..............................   $          540    $        1,288
                                                                                ==============    ==============

Basic net income per share
   Earnings per share........................................................   $        0.09     $        0.21
                                                                                ==============    ==============
   Weighted average shares outstanding ......................................        6,106,644         6,236,718
                                                                                ==============    ==============

Diluted net income per share
   Earnings per share........................................................   $        0.09     $        0.20
                                                                                ==============    ==============
   Weighted average shares outstanding.......................................        6,310,608         6,473,471
                                                                                ==============    ==============



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EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)


                                                                                  MARCH 31,        DECEMBER 31,
ASSETS                                                                              2001               2000
                                                                                -------------     --------------
                                                                                 (UNAUDITED)
Cash and cash equivalents.......................................................$      41,737     $       32,405
Marketable securities...........................................................         --                5,100
Accounts receivable, net........................................................        9,474             30,137
Note receivable.................................................................        6,311              8,322
Inventory.......................................................................        6,082             11,744
Prepaids and other current assets...............................................        4,634              4,828
                                                                                -------------     --------------
   CURRENT ASSETS...............................................................       68,238             92,536
Fixed assets, net...............................................................        4,142              4,263
Intangibles assets, net.........................................................       12,275             12,459
Other assets....................................................................        1,869              1,284
                                                                                -------------     --------------
   TOTAL ASSETS.................................................................$      86,524     $      110,542
                                                                                =============     ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.................................................................$         --      $          --
Accounts payable................................................................        7,220             18,421
Accrued liabilities.............................................................        9,400             21,975
                                                                                -------------     --------------
   CURRENT LIABILITIES..........................................................       16,620             40,396
Long-term liabilities...........................................................        1,842              1,856
                                                                                -------------     --------------
   TOTAL LIABILITIES............................................................       18,462             42,252

Mandatory redeemable preferred stock............................................       23,049             23,049

Stockholders' equity............................................................       45,013             45,241
                                                                                -------------     --------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................................$      86,524     $      110,542
                                                                                =============     ==============